CERTIFICATE OF AMENDMENT
                                       of
               RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED,
                                       of
                             WESTPORT BANCORP, INC.


                  Westport Bancorp, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  FIRST: This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and was approved by the affirmative vote of the holders of at least two-thirds of the outstanding stock of the Corporation entitled to vote thereon.

                  SECOND: The Restated Certificate of Incorporation of the Corporation, as amended, hereby is amended to insert the following new Article Ninth, and Article Ninth currently appearing in the Restated Certificate of Incorporation of the Corporation, as amended, hereby is renumbered Article
Tenth:

                           "NINTH:  No  director  of the  Corporation  shall  be
                  personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that nothing contained in this Article Ninth shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Ninth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions prior to such amendment or repeal."

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Restated Certificate of Incorporation, as Amended, to be signed by Michael H. Flynn, its President and Chief Executive Officer, and attested to by John J. Henchy, its Secretary, on this 17th day of May, 1996.



                                      WESTPORT BANCORP, INC.


                                      By:  /s/ Michael H. Flynn
                                           ------------------------------------
                                           Michael H. Flynn
                                           President and Chief Executive Officer

ATTEST:



By:  /s/ John J. Henchy
     -----------------------
     John J. Henchy
     Secretary


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